Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: John Ravis, Investor Relations, 1-207-556-8155

IDEXX Laboratories Announces First Quarter Results

▪	Achieves first quarter revenue growth of 7% as reported and organic, supported by CAG Diagnostics recurring revenue growth of 7% as reported and organic

▪	Solid growth supported by continued benefits from IDEXX execution drivers including double-digit year-over-year installed base growth across global premium instrument platforms

▪	Delivers EPS of $2.81, reflecting operating margin contraction of 10 basis points as reported and on a comparable basis including ~180 basis point negative impact from lapping a customer contract resolution payment in Q1 2023

▪	Updates 2024 revenue guidance to $3,895 million - $3,965 million, reflecting 6.5% - 8.5% growth as reported and 7% - 9% organic, driven by projected CAG Diagnostics recurring revenue growth of 6.5% - 8.5% as reported and 7.5% - 9.5% organic

▪	Updates 2024 EPS outlook to $10.82 - $11.20, representing 8% - 11% growth as reported and 9% - 13% on a comparable basis, including ~2% negative EPS growth impact from Q1 2023 customer contract resolution payment

WESTBROOK, Maine, May 1, 2024— IDEXX Laboratories, Inc. (NASDAQ: IDXX), a global leader in pet healthcare innovation, today announced first quarter results.

First Quarter Results

The Company reports revenues of $964 million for the first quarter of 2024, an increase of 7% as reported and organic, driven by Companion Animal Group ("CAG") growth of 7% as reported and organic, and Water revenue growth of 11% as reported and organic. Overall IDEXX revenue gains were net of an estimated 0.5% - 1% negative growth rate impact from severe U.S. weather in January. CAG Diagnostics recurring revenue growth of 7% as reported and organic was supported by sustained benefits from IDEXX execution drivers. 8% global premium instrument placement growth and continued high customer retention levels supported 11% annual growth in IDEXX's global premium instrument installed base. High demand for IDEXX solutions drove veterinary software, services and diagnostic imaging systems revenue growth of 12% as reported, including benefits from a software and data platform acquisition completed in the period, and 8% organic growth, reflecting high recurring revenue growth and continued momentum in cloud-based software placements.

First quarter earnings per diluted share (“EPS”) were $2.81, an increase of 10% as reported and 9% on a comparable basis, including ~7% negative EPS growth impact from the Q1 2023 customer contract resolution payment. Reported EPS included $0.10 per share in tax benefits from share-based compensation.

"High levels of execution from IDEXX teams drove strong results in the first quarter. This performance reflects continued high interest from customers in adopting IDEXX’s innovative, multi-modality testing platforms and solutions,” said Jay Mazelsky, President and Chief Executive Officer. “By partnering with IDEXX, veterinarians use the differentiated diagnostics insights generated by IDEXX solutions to deliver better patient outcomes, while also driving better business results through workflow optimization and staff productivity."

First Quarter Performance Highlights

Companion Animal Group

The Companion Animal Group generated revenue growth of 7% as reported and organic for the quarter. Solid growth was supported by CAG Diagnostics recurring revenue growth of 7% as reported and organic. U.S. CAG Diagnostics recurring revenue growth of 6.5% as reported and organic, which included impacts from severe weather in January, remained solidly above sector growth levels in the first quarter, reflecting a ~900 basis point growth premium to U.S. same-store clinical visit growth.

Additional U.S. companion animal practice key metrics are available in the Q1 2024 Earnings Snapshot accessible on the IDEXX website, www.idexx.com/investors.

Strong global growth was achieved across IDEXX's testing modalities.

▪	IDEXX VetLab® consumables generated 9% reported and organic revenue growth, with high single-digit gains in the U.S. and continued double-digit gains internationally supported by double-digit global premium instrument installed base growth across major platforms.

▪	Reference laboratory diagnostic and consulting services generated 7% reported and 6% organic revenue growth, driven by similar solid gains across U.S. and international regions.

▪	Rapid assay products revenues grew 5% as reported and organic, driven by solid gains in the U.S., supported by benefits from higher net price realization.

Veterinary software, services and diagnostic imaging systems revenues grew 12% as reported and 8% organically, driven by continued high levels of organic growth in software and diagnostic imaging recurring revenues and benefits from a recent software and data platform acquisition.

Water

Water revenues grew 11% as reported and organic for the quarter, reflecting solid gains across regions and benefits from year-end order shipment timing.

Livestock, Poultry and Dairy (“LPD”)

LPD revenues declined 3% as reported and organic for the quarter. Solid gains in the U.S. and Europe were offset by lower Asia Pacific revenues, including impacts from reduced herd health screening levels.

Gross Profit and Operating Profit

Gross profits increased 9% as reported and on a comparable basis. Gross margin of 61.5% increased 120 basis points as reported and ~110 basis points on a comparable basis, supported by benefits from business mix, lower instrument costs and improvement in software service gross margins.

Operating margin was 31.0% for the quarter, lower than the prior year by 10 basis points as reported and on a comparable basis, including ~180 basis point negative impact from lapping a customer contract resolution payment in Q1 2023. Operating margin results reflect 12% operating expense growth as reported, including ~6.5% overall growth impact of the customer contract resolution payment in Q1 2023. Operating expense growth was driven by higher R&D spend related to advancing the Company's innovation agenda, including new platform development.

2024 Growth and Financial Performance Outlook

The Company is updating its full year revenue growth outlook range to 6.5% - 8.5% as reported and 7% - 9% organic, driven by a CAG Diagnostics recurring revenue growth outlook range of 6.5% - 8.5% as reported and 7.5% - 9.5% organic. This updated outlook includes a $35 million negative impact from the recent strengthening of the U.S. dollar and a reduction of 1% to the high end of the organic revenue growth range to reflect near-term moderation in U.S. clinical visit growth trends.

The Company maintained its full year reported operating margin outlook of 30.2% - 30.7%, reflecting continued high levels of operational execution. Projected full year operating margin profit expansion of 20 - 70 basis points is net of a ~40 basis point negative growth impact from lapping a customer contract resolution payment in Q1 2023.

The Company updated its EPS outlook range to $10.82 - $11.20, a reduction of $0.08 at midpoint, reflecting ~$0.11 of negative foreign exchange rate impact compared to previous guidance. Adjustments to the high end of the Company's organic revenue growth guidance range were mitigated by sustained expectations for operating margin improvement and favorable adjustments to projected net interest expense. The updated EPS growth outlook is 8% - 11% as reported and 9% - 13% on comparable basis, net of a ~2% negative growth impact from lapping a customer contract resolution payment in Q1 2023.

The following table provides the Company's updated outlook for annual key financial metrics in 2024 with a comparison to the prior outlook:

Amounts in millions except per share data and percentages

2024 Growth and Financial Performance Outlook

	Updated	Prior
Revenue	$3,895 - $3,965	$3,930 - $4,040
Reported growth	6.5% - 8.5%	7.5% - 10.5%
Organic growth	7% - 9%	7% - 10%
CAG Diagnostics Recurring Revenue Growth
Reported growth	6.5% - 8.5%	7.5% - 10.5%
Organic growth	7.5% - 9.5%	7.5% - 10.5%
Operating Margin	30.2% - 30.7%	30.2% - 30.7%
Operating margin expansion	20 bps - 70 bps	20 bps - 70 bps
Comparable margin expansion	20 bps - 70 bps	20 bps - 70 bps
Negative impact of 2023 customer contract resolution payment	~ 40 bps	~ 40 bps
EPS	$10.82 - $11.20	$10.84 - $11.33
Reported growth	8% - 11%	8% - 13%
Comparable growth	9% - 13%	8% - 13%
Negative impact of 2023 customer contract resolution payment	~2%	~2%
Other Key Metrics
Net interest expense	~$21	~$27
Share-based compensation tax benefit	~$10	~$8
Share-based compensation tax rate benefit	~1%	~1%
Effective tax rate	~22%	~22%
Share-based compensation EPS impact	~$0.12	~$0.10
Reduction in average shares outstanding	0.5% - 1%	0.5% - 1%
Operating Cash Flow (% of Net Income)	110% - 115%	110% - 115%
Free Cash Flow (% of Net Income)	90% - 95%	90% - 95%
Capital Expenditures	~ $180 million	~ $180 million

The following table outlines estimates of foreign currency exchange rate impacts, net of foreign currency hedging transactions, and foreign currency exchange rate assumptions reflected in the above financial performance outlook for 2024.

Estimated Foreign Currency Exchange Rate Impacts	2024
Revenue growth rate impact	(~100bps)
CAG Diagnostics recurring revenue growth rate impact	(~100bps)
Operating margin growth impact	~ 0 bps
EPS impact	(~$0.09)
EPS growth impact	(~1%)

Go-Forward Foreign Currency Exchange Rate Assumptions	2024
In U.S. dollars
euro		$1.05
British pound		$1.21
Canadian dollar		$0.72
Australian dollar		$0.63
Relative to the U.S. dollar
Japanese yen		¥157
Chinese renminbi		¥7.35
Brazilian real	R$	5.28

Conference Call and Webcast Information

IDEXX Laboratories, Inc. will be hosting a conference call today at 8:30 a.m. (EDT) to discuss its first quarter 2024 results and management’s outlook. To participate in the conference call, dial 1-800-776-0420 or 1-773-305-6837 and reference passcode 951825. Individuals can access a live webcast of the conference call through a link on the IDEXX website, www.idexx.com/investors. An archived edition of the webcast will be available after 1:00 p.m. (EDT) on that day via the same link and will remain available for one year.

2024 Annual Meeting of Shareholders

IDEXX Laboratories, Inc. will hold its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) on Monday, May 6, 2024 at 4:30 p.m. (EDT). The 2024 Annual Meeting will be a virtual meeting via a live audio webcast at www.virtualshareholdermeeting.com/IDXX2024. The online pre-meeting forum can be accessed before the 2024 Annual Meeting at www.proxyvote.com. At this online pre-meeting forum, you can submit questions in writing in advance of the 2024 Annual Meeting, vote, view the Rules of Conduct and Procedures relating to the 2024 Annual Meeting and access copies of the Company's proxy materials and annual report.

Shareholders as of the close of business on March 8, 2024 are entitled to attend the 2024 Annual Meeting, vote their shares electronically and submit questions before and during the live audio webcast. As part of the 2024 Annual Meeting, the Company will answer the questions submitted by our shareholders during a live Q&A session, as time permits. The Company will publish the answer to each question, including any for which there is not sufficient time to address during the 2024 Annual Meeting, on the Company’s Investor Relations website as soon as practicable after the meeting. An archived replay will also be available at www.virtualshareholdermeeting.com/IDXX2024 after the conclusion of the 2024 Annual Meeting. Further information on the 2024 Annual Meeting can be found in the Company’s proxy materials.

About IDEXX Laboratories, Inc.

IDEXX is a global leader in pet healthcare innovation. Our diagnostic and software products and services create clarity in the complex, constantly evolving world of veterinary medicine. We support longer, fuller lives for pets by delivering insights and solutions that help the veterinary community around the world make confident decisions—to advance medical care, improve efficiency, and build thriving practices. Our innovations also help ensure the safety of milk and water across the world and maintain the health and well-being of people and livestock. IDEXX Laboratories, Inc. is a member of the S&P 500® Index. Headquartered in Maine, IDEXX employs approximately 11,000 people and offers solutions and products to customers in more than 175 countries and territories. For more information about IDEXX, visit www.idexx.com.

Note Regarding Forward-Looking Statements

This earnings release and the statements to be made in the accompanying earnings conference call contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements about the Company’s business prospects and estimates of the Company’s financial results for future periods. Forward-looking statements are included above under "2024 Growth and Financial Performance Outlook" and elsewhere and can be identified by the use of words such as "expects", "may", "anticipates", "intends", "would", "will", "plans", "believes", "estimates", "projected", "should", and similar words and expressions. Our forward-looking statements include statements relating to our expectations regarding financial performance; revenue growth and EPS outlooks; operating and free cash flow forecast; projected impact of foreign currency exchange rates and interest rates; projected operating margins and expenses and capital expenditures; projected tax, tax rate and EPS benefits from share-based compensation arrangements; projected effective tax rates, reduction of average shares outstanding and net interest expense; U.S. clinical visit trends; and new product launches. These statements are intended to provide management's expectation of future events as of the date of this earnings release; are based on management's estimates, projections, beliefs, and assumptions as of the date of this earnings release; and are not guarantees of future performance. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among other things, the matters described under the headings "Business," "Risk Factors," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and in the corresponding sections of the Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, as well as those described from time to time in the Company’s other filings with the U.S. Securities and Exchange Commission available at www.sec.gov. The Company specifically disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Regarding Non-GAAP Financial Measures

The following defines terms and conventions and provides reconciliations regarding certain measures used in this earnings release and/or the accompanying earnings conference call that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"), otherwise referred to as non-GAAP financial measures. To supplement the Company’s consolidated results presented in accordance with GAAP, the Company has disclosed non-GAAP financial measures that exclude or adjust certain items. Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and liquidity and are useful for period-over-period comparisons of the performance of the Company’s business and its liquidity and to the performance and liquidity of our peers. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Constant currency - Constant currency references are non-GAAP financial measures which exclude the impact of changes in foreign currency exchange rates and are consistent with how management evaluates our performance and comparisons with prior and future periods. We estimated the net impacts of currency on our revenue, gross profit, operating profit, and EPS results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates. These estimated currency changes impacted first quarter 2024 results as follows: increased gross profit growth by 0.1%, increased gross margin growth by 10 basis points, increased operating expense growth by 0.3%, decreased operating profit growth by 0.1%, was immaterial to operating profit margin growth, and was immaterial to EPS growth. Constant currency revenue growth represents the percentage change in revenue during the applicable period, as compared to the prior year period, excluding the impact of changes in foreign currency exchange rates. See the supplementary analysis of results below for revenue percentage change from currency for the three months ended March 31, 2024 and refer to the 2024 Growth and Financial Performance Outlook section of this earnings release for estimated foreign currency exchange rate impacts on 2024 projections and estimates.

Growth and organic revenue growth - All references to growth and organic growth refer to growth compared to the equivalent prior year period unless specifically noted. Organic revenue growth is a non-GAAP financial measure that represents the percent change in revenue, as compared to the same period for the prior year, net of the impact of changes in foreign currency exchange rates, certain business acquisitions, and divestitures. Management believes that reporting organic revenue growth provides useful information to investors by facilitating easier comparisons of our revenue performance with prior and future periods and to the performance of our peers. Organic revenue growth should be considered in addition to, and not as a replacement of or a superior measure to, revenue growth reported in accordance with GAAP. See the supplementary analysis of results below for a reconciliation of reported revenue growth to organic revenue growth for the three months ended March 31, 2024. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Please refer to the 2023 Growth and Financial Performance Outlook section of this earnings release for estimated full year 2024 organic revenue growth for the Company and CAG Diagnostics recurring revenue growth. The percentage change in revenue resulting from acquisitions represents revenues during the current year period, limited to the initial 12 months from the date of the acquisition, that are directly attributable to business acquisitions. Revenue from acquisitions is not expected to have an impact on projected full year 2024 revenue growth or CAG Diagnostics recurring revenue growth.

Comparable growth metrics - Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) are non-GAAP financial measures and exclude the impact of changes in foreign currency exchange rates and non-recurring or unusual items (if any). Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Management believes that reporting comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) provides useful information to investors because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding key metrics used by management. Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) should be considered in addition to, and not as replacements of or superior measures to, gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain reported in accordance with GAAP.

The reconciliation of these non-GAAP financial measures is as follows:

	Three Months Ended		Year-over-Year
	March 31,	March 31,
Dollar amounts in thousands	2024	2023	Change
Gross Profit (as reported)	$593,070	$542,971	9%
Gross margin	61.5%	60.3%	120	bps
Less: comparability adjustments
Change from currency	656	—
Comparable gross profit growth	$592,414	$542,971	9%
Comparable gross margin and gross margin gain (or growth)	61.5%	60.3%	110	bps

Operating expenses (as reported)	$294,112	$262,572	12%
Less: comparability adjustments
Change from currency	859	—
Comparable operating expense growth	$293,253	$262,572	12%

Income from operations (as reported)	$298,958	$280,399	7%
Operating margin	31.0%	31.1%	(10	)bps
Less: comparability adjustments
Change from currency	(203)	—
Comparable operating profit growth	$299,161	$280,399	7%
Comparable operating margin and operating margin gain (or growth)	31.0%	31.1%	(10	)bps

Amounts presented may not recalculate due to rounding.

Projected 2024 comparable operating margin expansion outlined in the 2024 Growth and Financial Performance Outlook section of this earnings release reflects immaterial impact from year-over-year foreign currency exchange rate changes.

These impacts described above reconcile reported gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain (including projected 2024 operating margin expansion) to comparable gross profit growth, comparable gross margin gain, comparable operating expense growth, comparable operating profit growth and comparable operating margin gain for the Company.

Comparable EPS growth - Comparable EPS growth is a non-GAAP financial measure that represents the percentage change in earnings per share (diluted) ("EPS") for a measurement period, as compared to the prior base period, net of the impact of changes in foreign currency exchange rates from the prior base period and excluding the tax benefits of share-based compensation activity under ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, and non-recurring or unusual items (if any). Management believes comparable EPS growth is a more useful way to measure the Company’s business performance than EPS growth because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding a key metric used by management. Comparable EPS growth should be considered in addition to, and not as a replacement of or a superior measure to, EPS growth reported in accordance with GAAP. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts.

The reconciliation of this non-GAAP financial measure is as follows:

	Three Months Ended		Year-over-Year
	March 31,	March 31,
	2024	2023	Growth
Earnings per share (diluted)	$2.81	$2.55	10%
Less: comparability adjustments
Share-based compensation activity	0.10	0.06
Change from currency	—	—
Comparable EPS growth	2.71	2.49	9%

Amounts presented may not recalculate due to rounding.

Projected 2024 comparable EPS growth outlined in the 2024 Growth and Financial Performance Outlook section of this earnings release reflects adjustments including estimated positive share-based compensation activity of $0.12 and estimated negative year-over-year foreign currency exchange rate change impact of $0.09.

These impacts and those described in the constant currency note above reconcile reported EPS growth (including projected 2024 reported EPS growth) to comparable EPS growth for the Company.

Free cash flow - Free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period, reduced by the Company’s investments in property and equipment. Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in property and equipment that are required to operate the business. Free cash flow should be considered in addition to, and not as a replacement of or a superior measure to, net cash provided by operating activities. See the supplementary analysis of results below for our calculation of free cash flow for the three months ended March 31, 2024 and 2023. To estimate projected 2024 free cash flow, we have deducted projected purchases of property and equipment (also referred to as capital expenditures) of approximately ~ $180 million. Free cash flow conversion, or the net income to free cash flow ratio, is a non-GAAP financial measure that is defined as free cash flow, with respect to a measurement period, divided by net income for the same period. To calculate trailing twelve-month net income to free cash flow ratio for the twelve months ended March 31, 2024, we have deducted purchases of property and equipment of approximately $124 million from net cash provided from operating activities of approximately $921 million, divided by net income of approximately $867 million.

Debt to Adjusted EBITDA (Leverage Ratios) - Adjusted EBITDA, gross debt, and net debt are non-GAAP financial measures. Adjusted EBITDA is a non-GAAP financial measure of earnings before interest, taxes, depreciation, amortization, non-recurring transaction expenses incurred in connection with acquisitions, share-based compensation expense, and certain other non-cash losses and charges. Management believes that reporting Adjusted EBITDA, gross debt, and net debt in the Debt to Adjusted EBITDA ratios provides supplemental analysis to help investors further evaluate the Company's business performance and available borrowing capacity under the Company's credit facility. Adjusted EBITDA, gross debt, and net debt should be considered in addition to, and not as replacements of or superior measures to, net income or total debt reported in accordance with GAAP. For further information on how Adjusted EBITDA and the Debt to Adjusted EBITDA Ratios are calculated, see the Company's Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
Amounts in thousands except per share data (Unaudited)
		Three Months Ended
		March 31,	March 31,
		2024	2023
Revenue:	Revenue	$964,095	$900,195
Expenses and Income:	Cost of revenue	371,025	357,224
	Gross profit	593,070	542,971
	Sales and marketing	149,453	147,804
	General and administrative	92,024	70,101
	Research and development	52,635	44,667
	Income from operations	298,958	280,399
	Interest expense, net	(3,479)	(12,711)
	Income before provision for income taxes	295,479	267,688
	Provision for income taxes	59,900	53,634
Net Income:	Net income attributable to stockholders	$235,579	$214,054
	Earnings per share: Basic	$2.84	$2.58
	Earnings per share: Diluted	$2.81	$2.55
	Shares outstanding: Basic	83,096	82,992
	Shares outstanding: Diluted	83,957	83,959

IDEXX Laboratories, Inc. and Subsidiaries
Selected Operating Information (Unaudited)
		Three Months Ended
		March 31,	March 31,
		2024	2023
Operating Ratios	Gross profit	61.5%	60.3%
(as a percentage of revenue):	Sales, marketing, general and administrative expense	25.0%	24.2%
	Research and development expense	5.5%	5.0%
	Income from operations[1]	31.0%	31.1%

1Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)
		Three Months Ended
		March 31, 2024	Percent of Revenue	March 31, 2023	Percent of Revenue
Revenue:	CAG	$889,285		$827,279
	Water	43,071		38,883
	LPD	28,205		29,208
	Other	3,534		4,825
	Total	$964,095		$900,195

Gross Profit:	CAG	$546,236	61.4%	$498,757	60.3%
	Water	30,497	70.8%	27,268	70.1%
	LPD	15,234	54.0%	15,053	51.5%
	Other	1,103	31.2%	1,893	39.2%
	Total	$593,070	61.5%	$542,971	60.3%

Income from Operations:	CAG	$279,696	31.5%	$261,750	31.6%
	Water	19,430	45.1%	16,971	43.6%
	LPD	866	3.1%	1,308	4.5%
	Other	(1,034)	(29.3)%	370	7.7%
	Total	$298,958	31.0%	$280,399	31.1%

IDEXX Laboratories, Inc. and Subsidiaries

Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets

Amounts in thousands (Unaudited)

	Three Months Ended			Reported	Percentage	Percentage	Organic
Net Revenue	March 31, 2024	March 31, 2023	Dollar Change	Revenue Growth[1]	Change from Currency	Change from Acquisitions	Revenue Growth[1]
CAG	$889,285	$827,279	$62,006	7.5%	—	0.3%	7.2%
United States	602,195	564,527	37,668	6.7%	—	0.4%	6.3%
International	287,090	262,752	24,338	9.3%	—	—	9.2%
Water	43,071	38,883	4,188	10.8%	0.2%	—	10.6%
United States	22,199	19,920	2,279	11.4%	—	—	11.4%
International	20,872	18,963	1,909	10.1%	0.4%	—	9.7%
LPD	28,205	29,208	(1,003)	(3.4)%	(0.1)%	—	(3.3)%
United States	5,164	4,543	621	13.7%	—	—	13.7%
International	23,041	24,665	(1,624)	(6.6)%	(0.1)%	—	(6.5)%
Other	3,534	4,825	(1,291)	(26.7)%	—	—	(26.7)%
Total Company	$964,095	$900,195	$63,900	7.1%	—	0.2%	6.8%
United States	631,009	590,413	40,596	6.9%	—	0.4%	6.5%
International	333,086	309,782	23,304	7.5%	—	—	7.5%

	Three Months Ended			Reported	Percentage	Percentage	Organic
Net CAG Revenue	March 31, 2024	March 31, 2023	Dollar Change	Revenue Growth[1]	Change from Currency	Change from Acquisitions	Revenue Growth[1]
CAG Diagnostics recurring revenue:	$780,144	$726,902	$53,242	7.3%	—	—	7.3%
IDEXX VetLab consumables	316,929	291,114	25,815	8.9%	—	—	8.9%
Rapid assay products	86,315	82,032	4,283	5.2%	(0.1)%	—	5.3%
Reference laboratory diagnostic and consulting services	344,338	323,180	21,158	6.5%	0.1%	—	6.4%
CAG Diagnostics services and accessories	32,562	30,576	1,986	6.5%	(0.3)%	—	6.8%
CAG Diagnostics capital – instruments	34,092	33,144	948	2.9%	(0.4)%	—	3.2%
Veterinary software, services and diagnostic imaging systems:	75,049	67,233	7,816	11.6%	—	3.3%	8.4%
Recurring revenue	59,700	51,707	7,993	15.5%	—	4.2%	11.2%
Systems and hardware	15,349	15,526	(177)	(1.1)%	—	—	(1.1)%
Net CAG revenue	$889,285	$827,279	$62,006	7.5%	—	0.3%	7.2%

	Three Months Ended			Reported	Percentage	Percentage	Organic
	March 31, 2024	March 31, 2023	Dollar Change	Revenue Growth[1]	Change from Currency	Change from Acquisitions	Revenue Growth[1]
CAG Diagnostics recurring revenue:	$780,144	$726,902	$53,242	7.3%	—	—	7.3%
United States	523,041	491,340	31,701	6.5%	—	—	6.5%
International	257,103	235,562	21,541	9.1%	0.1%	—	9.1%

1See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

Amounts in thousands (Unaudited)

		March 31, 2024	December 31, 2023
Assets:	Current Assets:
	Cash and cash equivalents	$397,433	$453,932
	Accounts receivable, net	507,208	457,445
	Inventories	390,599	380,282
	Other current assets	206,733	203,595
	Total current assets	1,501,973	1,495,254
	Property and equipment, net	708,725	702,177
	Other long-term assets, net	1,142,817	1,062,494
	Total assets	$3,353,515	$3,259,925

Liabilities and Stockholders' Equity:	Current Liabilities:
	Accounts payable	$117,462	$110,643
	Accrued liabilities	476,249	478,712
	Line of credit	250,000	250,000
	Current portion of long-term debt	74,998	74,997
	Deferred revenue	38,193	37,195
	Total current liabilities	956,902	951,547
	Long-term debt, net of current portion	620,778	622,883
	Other long-term liabilities, net	206,929	200,965
	Total long-term liabilities	827,707	823,848
	Total stockholders' equity	1,568,906	1,484,530
	Total liabilities and stockholders' equity	$3,353,515	$3,259,925

IDEXX Laboratories, Inc. and Subsidiaries

Selected Balance Sheet Information (Unaudited)

		March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Selected Balance Sheet Information:	Days sales outstanding[1]	45.7	46.1	45.6	43.9	42.9
	Inventory turns[2]	1.3	1.3	1.3	1.3	1.3

1Days sales outstanding represents the average of the accounts receivable balances at the beginning and end of each quarter divided by revenue for that quarter, the result of which is then multiplied by 91.25 days.

2Inventory turns represent inventory-related cost of product revenue for the twelve months preceding each quarter-end divided by the average inventory balances at the beginning and end of each quarter.

IDEXX Laboratories, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

Amounts in thousands (Unaudited)

		Three Months Ended
		March 31, 2024	March 31, 2023
Operating:	Cash Flows from Operating Activities:
	Net income	$235,579	$214,054
	Non-cash adjustments to net income	44,422	40,467
	Changes in assets and liabilities	(81,416)	(70,609)
	Net cash provided by operating activities	198,585	183,912
Investing:	Cash Flows from Investing Activities:
	Purchases of property and equipment	(30,273)	(39,511)
	Acquisition of a business	(77,000)	—
	Proceeds from net investment hedges	329	—
	Net cash used by investing activities	(106,944)	(39,511)
Financing:	Cash Flows from Financing Activities:
	Repayments under credit facility, net	—	(147,500)
	Payments for the acquisition-related holdbacks	—	(1,780)
	Repurchases of common stock	(154,764)	—
	Proceeds from exercises of stock options and employee stock purchase plans	20,879	12,796
	Shares withheld for statutory tax withholding payments on restricted stock	(10,189)	(9,597)
	Net cash used by financing activities	(144,074)	(146,081)
	Net effect of changes in exchange rates on cash	(4,066)	501
	Net decrease in cash and cash equivalents	(56,499)	(1,179)
	Cash and cash equivalents, beginning of period	453,932	112,546
	Cash and cash equivalents, end of period	$397,433	$111,367

IDEXX Laboratories, Inc. and Subsidiaries

Free Cash Flow

Amounts in thousands (Unaudited)

		Three Months Ended
		March 31, 2024	March 31, 2023
Free Cash Flow:	Net cash provided by operating activities	$198,585	$183,912
	Investing cash flows attributable to purchases of property and equipment	(30,273)	(39,511)
	Free cash flow[1]	$168,312	$144,401

1See Statements Regarding Non-GAAP Financial Measures, above.

IDEXX Laboratories, Inc. and Subsidiaries

Common Stock Repurchases

Amounts in thousands except per share data (Unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
Shares repurchased in the open market	303	—
Shares acquired through employee surrender for statutory tax withholding	18	19
Total shares repurchased	321	19

Cost of shares repurchased in the open market	$167,102	$—
Cost of shares for employee surrenders	10,189	9,597
Total cost of shares	$177,291	$9,597

Average cost per share – open market repurchases	$550.90	$—
Average cost per share – employee surrenders	$560.56	$503.65
Average cost per share – total	$551.45	$503.65